Exhibit 24

                        AMDAHL CORPORATION
                        POWER OF ATTORNEY

The undersigned directors of Amdahl Corporation, a Delaware corporation, do hereby appoint Bruce J. Ryan, Corporate Secretary of the Corporation, their lawful attorney and agent for signature with power to execute the Corporation's Annual Report on Form 10-K filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended. The power granted herewith includes the power and authority to sign the names of the undersigned directors to any and all amendments filed to the Annual Report. Each of the undersigned hereby ratifies and confirms all that said attorney and agent shall do pursuant to this power. This power of attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of February 8, 1996.




/s/Keizo Fukagawa                  /s/George R. Packard
-----------------                  --------------------
KEIZO FUKAGAWA                     GEORGE R. PACKARD


/s/Michael R. Hallman              /s/Walter B. Reinhold
---------------------              ---------------------
MICHAEL R. HALLMAN                 WALTER B. REINHOLD


/s/E.F. Heizer, Jr.                /s/Takamitsu Tsuchimoto
-------------------                -----------------------
E.F. HEIZER, JR.                   TAKAMITSU TSUCHIMOTO


/s/Kazuto Kojima                   /s/J. Sidney Webb
----------------                   -----------------
KAZUTO KOJIMA                      J. SIDNEY WEBB



----------------                   --------------------
JOHN C. LEWIS                      E. JOSEPH ZEMKE


/s/Burton G. Malkiel
--------------------
BURTON G. MALKIEL